CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Post-Effective Amendment #1184 and Amendment #1186
to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated
November 26, 2025 on the financial statements and financial highlights of Chase Growth Fund, a series of
Advisors Series Trust appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.
/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
January 22, 2026